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                                                                   Exhibit 23(b)


                         INDEPENDENT AUDITOR'S CONSENT


We consent to incorporation by reference in the registration statement on Form S-8 of Union Planters Corporation of our report dated January 17, 1995, relating to the consolidated balance sheets of Capital Bancorporation, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Form 8-K of Union Planters Corporation dated August 21, 1995.





/s/ KPMG Peat Marwick LLP

St. Louis, Missouri
December 29, 1995





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